Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Reoffer Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated February 6, 2018, relating to the consolidated financial statements of Kingtone Wirelessinfo Solution Holding Ltd and subsidiaries, which report appears in the Annual Report on Form 20-F of Kingtone Wirelessinfo Solution Holding Ltd for the year ended September 30, 2017, and to the reference to our Firm under the caption “Experts” in the Reoffer Prospectus.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

June 22, 2018